SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 7, 2001

LUCENT TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11639	22-3408857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Mountain Avenue, Murray Hill, New Jersey	07974
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telphone number, including area code	(908) 582-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.   Regulation FD Disclosure.

        On November 7, 2001, Lucent Technologies, Inc. (“Lucent”) conducted an Investor Meeting in New York which was also webcast. During the Investor Meeting, Henry B. Schacht, Chairman of the Board and Chief Executive Officer of Lucent, referred to a supplemental ruling from the Internal Revenue Service, which was issued in connection with Lucent’s spin-off of Agere Systems Inc. (“Agere”). The supplemental ruling, which has not been previously disclosed to the public, was not an unexpected event.

        The original ruling provided that the distribution of Lucent’s shares of Agere common stock to Lucent’s shareholders in the spin-off and to holders of Lucent debt in the debt-for-equity exchange will be tax free to Lucent and its stockholders. The effectiveness of the original ruling was conditioned on completion of the spin-off by September 30, 2001.

        The supplemental ruling dated October 31, 2001 maintains the effectiveness of the original ruling so long as the record date for the Agere spin-off is before May 6, 2002 and the spin-off is completed on or before June 30, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCENT TECHNOLOGIES INC.

/s/ John A. Kritzmacher
Dated: November 8, 2001	By:_________________________________
Name: John A. Kritzmacher Title: Senior Vice President and Corporate Controller